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                                                                     EXHIBIT 1.1




                      INLAND RETAIL REAL ESTATE TRUST, INC.




                                   150,000,000



                             SHARES OF COMMON STOCK



                            $.01 PAR VALUE PER SHARE



                            DEALER MANAGER AGREEMENT



                                  JUNE 6, 2002



                          Inland Securities Corporation
                              2901 Butterfield Road
                            Oak Brook, Illinois 60521



Ladies/Gentlemen:



          Inland Retail Real Estate Trust, Inc. (the "Company"), a Maryland corporation, is qualified as a real estate investment trust (a "REIT") under federal income tax laws. The Company was formed on September 3, 1998, and is governed by the Bylaws, as amended (the "Bylaws") and the Articles of Incorporation, as amended (the "Articles") in the form incorporated by reference into the Registration Statement, as described in Section 1(a) hereof (such Bylaws and Articles being hereinafter referred to as the "Organizational Documents"). The advisor to the Company is Inland Retail Real Estate Advisory Services, Inc., an Illinois corporation (the "Advisor").



          The Company is offering (i) on a "best efforts" basis up to 150,000,000 shares of common stock, $.0l par value per share (the "Shares") for a purchase price of $10.00 per Share with a minimum initial investment of $3,000 ($1,000 in the case of tax-exempt investors, except for residents of the State of Iowa where Individual Retirement Accounts must have a minimum investment of $3,000, and for residents of the State of Minnesota where Individual Retirement Accounts and qualified plan accounts must have a minimum investment of $2,000),
(ii) 6,000,000 warrants which may be issued to you or to Soliciting Dealers (as defined below) (the "Soliciting Dealer Warrants") and the 6,000,000 Shares issuable on exercise of the Soliciting Dealer Warrants and (iii) up to 12,000,000 Shares for a purchase price of $9.50 per Share for issuance through the Company's distribution reinvestment program, all upon the other terms and conditions set forth in the Prospectus, as described in Section 1(a) hereof (the "Offering"). The subscribers, each of whom will be required to enter into a subscription agreement substantially similar to the form of the Subscription Agreement attached as Appendix C to the Prospectus (the "Subscription Agreement"),


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will, upon acceptance of their subscriptions by and in the discretion of the
Company, become stockholders of the Company (the "Stockholders").



          1. REPRESENTATION AND WARRANTIES OF THE COMPANY. The Company hereby represents, warrants and agrees with you that:



               (a) Registration Statement and Prospectus. A registration statement (File 333- 85666) on Form S-11 with respect to an aggregate of 168,000,000 Shares, plus 6,000,000 Soliciting Dealer Warrants (the "Warrants") (which are issuable in certain circumstances in connection with the sale of the Shares), and such 168,000,000 Shares include 6,000,000 Shares issuable on exercise of the Warrants and 12,000,000 Shares issuable pursuant to the Company's distribution reinvestment program, has been prepared by the Company pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder and has been filed with the Commission under the Act; one or more amendments to such registration statement have been or may be so prepared and filed. As used in this Agreement, the term "Registration Statement" means such registration statement in the form in which it becomes effective, the term "Effective Date" means the date upon which the Registration Statement is or was first declared effective by the Commission and the term "Prospectus" means the prospectus in the form constituting a part of the Registration Statement as well as in the form first filed with the Commission pursuant to its Rule 424 after the Registration Statement becomes effective. The Commission has not issued any stop order suspending the effectiveness of the Registration Statement and no proceedings for that purpose have been instituted or are pending before or threatened by the Commission under the Act.



               (b) Compliance with the Act. From the time the Registration Statement becomes effective and at all times subsequent thereto up to and including the Termination Date (as defined in Section 2(c) hereof):



                    (i) the Registration Statement, the Prospectus and any amendments or supplements thereto will contain all statements which are required to be stated therein by the Act and the Rules and Regulations and will comply in all material respects with the Act and the Rules and Regulations; and



                    (ii) neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto will at any such time include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make


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          the statements therein, in light of the circumstances under which they were made, not misleading.



               (c) No Subsequent Material Events. Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus and prior to the Termination Date, except as contemplated in the Prospectus or as disclosed in a supplement or amendment thereto or in the periodic financial statements of the Company, the Company has not and will not have:



                    (i) incurred any material liabilities or obligations, direct or contingent; or



                    (ii) entered into any material transaction, not in the ordinary course of business and, except as so disclosed, there has not been and will not be any material adverse change in the financial position or results of operations of the Company.



               (d) Corporation Status. The Company is a corporation duly formed and validly existing under the General Corporation Law of Maryland.



               (e) Authorization of Agreement. This Agreement has been duly and validly authorized, executed and delivered by or on behalf of the Company and constitutes the valid and binding agreement of the Company enforceable in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws of the United States, any state or any political subdivision thereof which affect creditors' rights generally or by equitable principles relating to the availability of remedies). The performance of this Agreement, the consummation of the transactions contemplated herein and the fulfillment of the terms hereof, do not and will not result in a breach of any of the terms and provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, voting trust agreement, note, lease or other agreement or instrument to which the Company is a party or by which the Company or its property is bound, or under any rule or regulation or order of any court or other governmental agency or body with jurisdiction over the Company or any of its properties; and no consent, approval, authorization or order of any court or governmental agency or body has been or is required for the performance of this Agreement or for the consummation of the transactions contemplated hereby (except as have been obtained under the Act, from the National Association of Securities Dealers, Inc. (the "NASD") or as may be required under state securities or blue sky laws in connection with the offer and sale of the Shares or under the laws of states in which the



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          Company may own real properties in connection with its qualification to transact business in such states or as may be required by subsequent events which may occur).



               (f) Pending Actions. There is no material action, suit or proceeding pending or, to the knowledge of the Company, threatened, to which the Company is a party, before or by any court or governmental agency or body which adversely affects the Offering of the Shares.



               (g) Required Filings. There are no contracts or other documents required to be filed by the Act or the Rules and Regulations of the Commission thereunder as exhibits to the Registration Statement which have not been so filed.



               (h) Federal Income Tax Laws. The Corporation has obtained an opinion of Katten Muchin Zavis Rosenman stating that, under existing federal income tax laws and regulations, assuming the Company acts as described in the "Federal Income Tax Considerations" section of the Prospectus and timely files the requisite elections, counsel is of the opinion that the Company has been organized in conformity with the requirements for qualification as a REIT beginning with its taxable year ending December 31, 1999, and that its prior, current and anticipated methods of operation (as described in the Prospectus and represented by management) has enabled and should enable it to satisfy the REIT Requirements (as defined in the Prospectus).



               (i) Independent Public Accountants. To the best of the Company's knowledge, the accountants who have certified certain financial statements appearing in the Prospectus are independent public accountants within the meaning of the Act and the Rules and Regulations.



               (j) Escrow Agreement. The Company has entered into an escrow agreement (the "Escrow Agreement") with Inland Securities Corporation, Oak Brook, Illinois (the "Dealer Manager"), and LaSalle Bank National Association, Chicago, Illinois (the "Escrow Agent"), in the form included as an exhibit to the Registration Statement, which provides for the establishment of an escrow account (the "Escrow Account"). During the period commencing with the Effective Date and ending on the Termination Date, the Company will deposit subscribers funds in the Escrow Account as described in Section 2 below.



               (k) Sales Literature. In addition to and apart from the Prospectus, the Company may use certain supplemental sales material in connection with the Offering of the Shares. This material, prepared



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          by the Advisor, would consist of a brochure describing the Advisor and its Affiliates and the objectives of the Company and may also contain pictures and summary descriptions of properties similar to those to be acquired by the Company that Affiliates of the Company have previously acquired. This material may also include pictures and summary descriptions of properties similar to those to be acquired by the Company, as well as a brochure, audiovisual materials and tape presentations highlighting and explaining various features of the Offering, properties of prior real estate programs and real estate investments in general; and articles and publications concerning real estate. Business reply cards, introductory letters and seminar invitation forms may be sent to Soliciting Dealers (as hereinafter defined) and prospective investors. These materials shall be hereinafter referred to collectively as the "sales literature." No person has been authorized to prepare for, or furnish to, a prospective investor, any sales literature other than: (i) that described herein; and (ii) so-called "tombstone" newspaper advertisements/solicitations of interest, limited to identifying the Offering and the location of sources of further information. Use of any sales literature is conditioned upon filing with and, if required, clearance by appropriate regulatory agencies (including, without limitation, the NASD and any state securities regulator or commissioner). Such clearance (if provided), however, does not indicate that the regulatory agency allowing the use of the materials has passed on the merits of the Offering or the adequacy or accuracy of the sales materials. Except as described herein, the Company has not authorized the use of other supplemental literature or sales material in connection with this Offering. Although it is believed that the information contained in the sales literature or sales material will not conflict with any of the information set forth in the Prospectus, the sales literature will not purport to be complete, and should not be considered as a part of the Prospectus, or as incorporated in the Prospectus by reference, or as forming the basis of the Offering.



               (l) Authorization of the Shares. The Company has an authorized and outstanding capitalization as set forth in the Registration Statement and Prospectus. The sale of the Shares has been duly and validly authorized by the Company, and when subscriptions for the Shares have been accepted by the Company as contemplated in the Prospectus and the Shares have been issued to the respective subscribers, the Shares will represent ownership in the Company and will conform to the description thereof contained in the Prospectus. Stockholders have no preemptive rights to purchase or subscribe for securities of the Company, and the Shares are not convertible or subject to redemption at the option of the Company. The Shares are entitled to one vote per Share and do not have



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          cumulative voting rights. Subject to the rights of the holders of any class of capital stock of the Company having any preference or priority over the Shares, the Stockholders are entitled to distributions in such amounts as may be declared by the Board of Directors from time to time out of funds legally available for such payments and, in the event of liquidation, to share ratably in any assets of the Company remaining after payment in full of all creditors and provisions for any liquidation preferences on any outstanding preferred stock ranking prior to the Shares.



          2. OFFERING AND SALE OF THE SHARES. On the basis of the representations, warranties and agreements herein contained, and subject to the terms and conditions herein set forth, the Company hereby appoints you as its exclusive Dealer Manager to solicit and to cause other dealers (as described in Section 2 (a) hereof) to solicit subscriptions for the Shares at the subscription price to be paid and otherwise upon the other terms and conditions set forth in the Prospectus and in the Subscription Agreement, and you agree to use your best efforts as such Dealer Manager to procure subscribers for the Shares, during the period commencing with the Effective Date and ending on the Termination Date (the "Offering Period"). The number of Shares, if any, to be reserved for sale by each Soliciting Dealer may be decided by the mutual agreement, from time to time, of you and the Company. In the absence of such mutual agreement, the Company shall, subject to the provisions of Section 2(b) hereof accept Subscription Agreements based upon a first come, first accepted reservation or other similar method.



               (a) Soliciting Dealers. The Shares offered and sold through you under this Agreement shall be offered and sold only by you and, at your sole option, any other securities dealers whom you may retain (collectively the "Soliciting Dealers"), each of whom are members of the NASD, executing agreements with you substantially in the form of the Soliciting Dealers Agreement attached hereto as Exhibit A.



               (b) Subscription Agreements and Subscribers' Funds. Each person desiring to purchase Shares through you or any other Soliciting Dealer will be required to complete and execute the Subscription Agreement and to deliver such document to you or such Soliciting Dealer, together with a check payable to the order of "LBNA/Escrow Agent for IRRET" in the amount of $10 per Share.



               Each Soliciting Dealer shall forward any such Subscription Agreement and check to you not later than noon of the next business day after receipt of such Subscription Agreement, if the Soliciting Dealer conducts its internal supervisory procedures at the location where the Subscription Agreement and check were initially received.



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          When such internal supervisory procedures are to be performed at a different location (the "Final Review Office"), the Subscription Agreement and check must be transmitted to the Final Review Office by the end of the next business day following receipt of the Subscription Agreement and check by the Soliciting Dealer. The Final Review Office will, by the next business day following receipt of the Subscription Agreement and check, forward both the Subscription Agreement and check to you as processing broker-dealer in order that you may complete your review of the documentation and process the Subscription Agreement and check. The Company will have representatives available to review the Subscription Agreement at your location in order to determine whether it wishes to accept the proposed purchaser as a Stockholder, it being understood that the Company reserves the unconditional right to reject the tender of any Subscription Agreement and check (exclusive of the Company's distribution reinvestment program). Any check received by you directly or as processing broker-dealer from the Soliciting Dealers will, in all cases, be forwarded to the Escrow Agent as soon as practicable, but in any event by the end of the second business day following receipt by you of the Subscription Agreement and check. The Company will promptly notify you or the Soliciting Dealer, as appropriate, of any rejection, and you shall send the check and the Subscription Agreement to the Escrow Agent with directions to promptly return the check and the Subscription Agreement to the rejected subscriber. All subscription funds may be deposited directly with the Company.



               Nothing contained in this Section 2 shall be construed to impose upon the Company the responsibility of assuring that prospective purchasers meet the suitability standards contained in the Prospectus or to relieve you or any of the Soliciting Dealers of the responsibility of complying with the Rules of the NASD.



               (c) Termination of the Offering. The Offering Period will terminate on a date on or before one year from the date of the Prospectus (subject to requalification in certain states, the Company may extend the Offering Period from time to time, but in no event for longer than two years from the date of the Prospectus), subject in any event to the Company's right to terminate the Offering at any time (the "Termination Date") and the proceeds will be applied as set forth in the Prospectus.



               (d)  Dealer-Manager Compensation.



                    (i) The Company agrees to pay to you a selling commission of 7% of the sales price for each Share sold (except for



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          Special Sales) from the 150,000,000 Shares offered on a "best efforts"
          basis, as set forth in the Prospectus under the caption "Plan of Distribution," subject to the limitations described below, as well as to offer to issue and sell to you for a purchase price of $.0008 per Soliciting Dealer Warrant, one Soliciting Dealer Warrant for every 25 Shares sold from the 150,000,000 Shares offered on a "best efforts" basis, of which such compensation may be retained or reallowed by you, subject to federal and state securities laws, to the Soliciting Dealer who sold the Shares, as described more fully in the Soliciting Dealers Agreement; provided, however, that the Company will not issue more than 6,000,000 Warrants in connection with the Offering of the Shares. In lieu of reimbursement of specific expenses, you will also receive, subject to the limitations described herein and in the Prospectus, a marketing contribution (equal to 2%) and due diligence expense allowance (equal to 0.5%), both aggregating 2.5% of the sale price from the 150,000,000 Shares offered on a "best efforts" basis (except for certain Special Sales), some portion of which may be reallowed by you to the Soliciting Dealers.



                    Subject to certain conditions and exceptions explained below, investors making an initial cash investment of at least $250,010 through the same Soliciting Dealer may receive a reduction of the customary 7% selling commission payable in connection with the purchase of those Shares in accordance with the following schedule:



                     Amount of Purchaser's Investment          Maximum
Amount of Selling    --------------------------------      Commission Per
 Volume Discount         From                  To               Share
-----------------    -----------          -----------      --------------



        1%           $   250,010             $500,000             6%



        2%           $   500,010           $1,000,000             5%



        3%           $ 1,000,010           $2,500,000             4%



        4%           $ 2,500,010           $5,000,000             3%



        5%           $ 5,000,010          $10,000,000             2%



        6%           $10,000,010            more than             1%
                                          $10,000,010



                    Any reduction in the amount of the selling commissions in respect of volume discounts received will be credited to the investor in the form of additional whole shares or fractional shares. Selling commissions will not be paid on any such whole shares or fractional shares issued for a volume discount.



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                    Certain purchases may be combined for the purpose of
          qualifying for a volume discount and crediting a purchaser or purchasers with additional Shares for the above described volume discount, and for determining commissions payable to you and reallowable to Soliciting Dealers, so long as all such combined purchases are made through the same Soliciting Dealer and approved by the Company. A purchaser may combine subscriptions made in the Offering with other subscriptions in the Offering or with subscriptions from the Company's initial public offering pursuant to its registration statement declared effective by the Commission on February 11, 1999 and its subsequent public offering pursuant to its registration statement declared effective by the Commission on February 1, 2001, for the purpose of computing amounts invested. Purchases by spouses may also be combined and purchases by any investor may be combined with other purchases of Shares to be held as a joint tenant or a tenant in common by such investor with others for purposes of computing amounts invested. Purchases by Tax-Exempt Entities may only be combined with purchases by other Tax-Exempt Entities for purposes of computing amounts invested only if investment decisions are made by the same Person, provided that if the investment decisions are made by an independent investment adviser, that investment adviser may not have any direct or indirect beneficial interest in any of the Tax-Exempt Entities whose purchases are sought to be combined. The investor must mark the "Additional Investment" space on the Subscription Agreement Signature Page in order for purchases to be combined. The Company is not responsible for failing to combine purchases, where the investor fails to mark the "Additional Investment" space.



                    If the Subscription Agreements for the purchases to be combined are submitted at the same time, then the additional Shares to be credited to the purchasers as a result of such combined purchases will be credited on a pro rata basis. If the Subscription Agreements for the purchases to be combined are not submitted at the same time, then any additional Shares to be credited as a result of such combined purchases will be credited to the last component purchase, unless the Company is otherwise directed in writing at the time of such submission; except however, the additional Shares to be credited to any Tax-Exempt Entities whose purchases are combined for purposes of the volume discount will be credited only on a pro rata basis based on the amount of the investment of each Tax-Exempt Entity and their combined purchases.



                    Notwithstanding the preceding paragraphs, in no event shall any investor receive a discount greater than 5% on any purchase



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          of Shares if such investor already owns, or may be deemed to already own, any Shares. This restriction may limit the amount of the volume discount available to a purchaser after the purchaser's initial purchase and the amount of additional Shares that may be credited to a purchaser as a result of the combination of purchases.



                    In the event the dollar amount of commissions paid for such combined purchases exceeds the maximum commissions for such combined purchases (taking the volume discount into effect), you will be obligated to forthwith return to the Company any excess commissions received. The Company may adjust any future commissions due to you for any such excess commissions that have not been returned.



                    Notwithstanding the foregoing, it is understood and agreed that no commission shall be payable with respect to particular Shares if the Company rejects a proposed subscriber's Subscription Agreement, which it may do for any reason or for no reason, as set forth in the form of Subscription Agreement. In addition, no selling commission, Marketing Contribution or Due Diligence Expense Allowance shall be payable in connection with the sale of Shares directly by the Company, in connection with the performance of services, to employees and associates of the Company and its Affiliates, the Advisor, Affiliates of the Advisor, the Dealer Manager or their respective officers and employees and certain of their affiliates who request and are entitled to such discount.



                    (ii) All selling commissions payable to you will be paid on a weekly basis, substantially concurrently with the acceptance of a subscriber as a Stockholder by the Company, in an amount equal to the selling commissions payable with respect to such Shares; provided however, the Company reserves the right, at its sole discretion, to change the frequency of the payment of such commissions to a monthly basis.



                    (iii) Certain other Special Sales shall be effected directly by the Company and not pursuant to this Agreement, and no selling commission shall be payable in connection with such Special Sales, including sales to one or more Soliciting Dealers and their respective officers and employees and certain of their respective affiliates who request and are entitled to purchase Shares net of selling commissions. Furthermore, no selling commission shall be payable on the Shares credited to an investor as a result of a volume discount or on sales of Shares to certain investors whose contracts for investment advisory and related brokerage services include a fixed or "wrap" fee feature. The term "Special Sales" shall have the meaning ascribed to it in the Prospectus. The Marketing Contribution and Due Diligence Expense



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          Allowance will, however, be allowed and paid with respect to those sales which are "Special Sales" solely by virtue of (a) the presence of a contract for investment advisory and related brokerage services with the proposed investor/subscriber which includes a fixed or "wrap" fee feature, (b) being sales to the Soliciting Dealers and their respective officers and employees and certain of their respective affiliates who request and are entitled to purchase Shares net of selling commissions, and (c) being sales of Shares which are entitled to a volume discount, including the Shares credited to an investor as a result of a volume discount. Any subsequent purchases of Shares by investors who initially purchased Shares net of the 7% selling commission are limited to a maximum discount of 5% of the public offering price per Share.



                    (iv) Certain subscribers to the Company's Shares may agree with their participating Soliciting Dealer and the Dealer Manager to have selling commissions due with respect to the purchase of their Shares paid over a period of up to six years pursuant to a deferred commission option arrangement (the "Deferred Commission Option"), as more fully explained, and subject to the conditions set forth, under the section "Plan of Distribution--Deferred Commission Option" in the Company's Prospectus, which section is incorporated by reference herein. Stockholders electing the Deferred Commission Option will be required to pay a total of $9.40 per Share purchased upon subscription, rather than $10.00 per Share, with respect to which $0.10 per Share will be payable by the Company to the Dealer Manager as selling commissions due upon subscription, which may be reallowed to the participating Soliciting Dealer by the Dealer Manager. For each of the six years following such subscription on a date or dates to be determined by the Dealer Manager, $0.10 per Share will be paid by the Company to the Dealer Manager as deferred selling commissions with respect to Shares sold pursuant to the Deferred Commission Option, which amounts will be deducted from and paid out of cash distributions otherwise payable to such stockholders holding such Shares, and may be reallowed to the participating Soliciting Dealer by the Dealer Manager. The net proceeds to the Company will not be affected by the election of the Deferred Commission Option. Under this arrangement and based on a $10.00 per Share deemed value for each Share issued, a stockholder electing the Deferred Commission Option will pay a 1% selling commission upon subscription, rather than a 7% selling commission, and an amount equal to up to a 1% selling commission per year thereafter for up to the next six years which will be deducted from and paid by the Company out of cash distributions otherwise payable to such stockholder.



                    As in any volume discount situation, selling commissions are not paid on any Shares issued for a volume discount. Therefore,



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          when the deferred commission option is used, no deductions will be made for deferred commission obligations from cash distributions payable on the Shares issued for a volume discount, because there will not be any deferred commission obligation as to those particular Shares. The number of Shares issued, if any, for a volume discount, will be determined as described above in Section 2(d)(i) of the Agreement.



                    At such time, if any, that the Company's Shares are listed on a national securities exchange or included for quotation on a national market system, or such listing or inclusion is reasonably anticipated to occur at any time prior to the satisfaction of the remaining deferred commission obligations, the Company shall accelerate all outstanding payment obligations under the Deferred Commission Option. The amount of the remaining selling commissions due shall be deducted and paid by the Company out of cash distributions otherwise payable to such Stockholders during the time period prior to any such listing of the Shares for trading on a national securities exchange or inclusion for quotation on a national market system; provided that, in no event may the Company withhold in excess of $0.60 per Share in the aggregate during the six-year period following the subscription. The maximum amount that may be withheld and the maximum number of years for which selling commissions may be deferred will be lower when the volume discount provisions are also applicable and less than 6% of the selling commissions are deferred. To the extent that the cash distributions during such time period are insufficient to satisfy the remaining deferred selling commissions due, the obligations of the Company and the Company's Stockholders to make any further payments of deferred selling commissions under the Deferred Commission Option shall terminate and the Dealer Manager (and participating Soliciting Dealers if the deferred selling commissions are reallowed to them by the Dealer Manager) will not be entitled to receive any further portion of the unpaid deferred selling commissions following any such listing for trading or inclusion for quotation of the Shares.



          3. COVENANTS OF THE COMPANY. The Company covenants and agrees with you as follows:



               (a) Registration Statement. The Company will use its best efforts to cause the Registration Statement and any subsequent amendments thereto to become effective as promptly as possible and will not, at any time after the Effective Date, file any amendment to the Registration Statement or supplement to the Prospectus of which you shall not previously have been advised and furnished a copy at a reasonable time prior to the proposed filing or to which you shall have



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          reasonably objected or which is not, to the best of the Company's knowledge in compliance with the Act and the Rules and Regulations. The Company will prepare and file with the Commission and will use its best efforts to cause to become effective as promptly as possible:



                    (i) any amendments to the Registration Statement or supplements to the Prospectus which may be required pursuant to the undertakings in the Registration Statement; and



                    (ii) upon your reasonable request any amendments to the Registration Statement or supplements to the Prospectus which, in the opinion of you or your counsel, may be necessary or advisable in view of the requirements of the Act and the Rules and Regulations in connection with the offer and sale of the Shares during the Offering Period.



               (b) SEC Orders. As soon as the Company is advised or obtains knowledge thereof, it will advise you of any request made by the Commission for amending the Registration Statement, supplementing the Prospectus or for additional information, or of the issuance by the Commission of any stop order or of any other order preventing or suspending the use of the Prospectus or the institution of any proceedings for that purpose, and will use its best efforts to prevent the issuance of any such order and, if any such order is issued, to obtain the removal thereof as promptly as possible.



               (c) Blue Sky Qualifications. The Company will use its best efforts to qualify the Shares for offering and sale under the securities or blue sky laws of such jurisdictions as you may reasonably request and to make such applications, file such documents and furnish such information as may be reasonably required for that purpose. The Company will, at your request, furnish you copies of all material documents and correspondence sent to or received from such jurisdictions (including, but not limited to, summaries of telephone calls and copies of telegrams) and will promptly advise you as soon as the Company obtains knowledge thereof to the effect that the Shares are qualified for offering and sale in each such jurisdiction. The Company will promptly advise you of any request made by the securities administrators of each such jurisdiction for revising the Registration Statement or the Prospectus or for additional information or of the issuance by such securities administrators of any stop order preventing or suspending the use of the Prospectus or of the institution of any proceedings for that purpose, and will use its best efforts to prevent the issuance of any such order and if any such order is issued, to obtain the removal thereof as promptly as possible. The Company will furnish you with a Blue Sky Survey dated as of the

          Effective Date, which will be supplemented to reflect changes or additions to the information disclosed in such survey.



               (d) Amendments and Supplements. If at any time when a Prospectus relating to the Shares is required to be delivered under the Act, any event shall have occurred to the knowledge of the Company as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein not misleading in light of the circumstances existing at the time it is so required to be delivered to a subscriber, or if it is necessary at any time to amend the Registration Statement or supplement the Prospectus relating to the Shares to comply with the Act, the Company will promptly notify you thereof and will prepare and file with the Commission an amendment or supplement which will correct such statement or effect such compliance.



               (e) Copies of Registration Statement. The Company will furnish you copies of the Registration Statement (only one of which need be signed and need include all exhibits), the Prospectus and all amendments and supplements thereto, including any amendment or supplement prepared after the Effective Date, and such other information with respect to the Company as you may from time to time reasonably request, in each case as soon as available and in such quantities as you may reasonably request.



               (f) Qualification to Transact Business. The Company will take all steps necessary to ensure that at all times the Company will be validly existing as a Maryland corporation and will be qualified to do business in all jurisdictions in which the conduct of its business requires such qualification and where such qualification is required under local law.



               (g) Authority to Perform Agreements. The Company undertakes to obtain all consents, approvals, authorizations or orders of any court or governmental agency or body which are required for the performance of this Agreement and under the Organizational Documents or the consummation of the transactions contemplated hereby and thereby, respectively, or the conducting by the Company of the business described in the Prospectus.



               (h) Copies of Reports. The Company will use its best efforts to furnish to you as promptly as shall be practicable the following:



                    (i) a copy of each report or general communication (whether financial or otherwise) sent to the Stockholders;

                    (ii) a copy of each report (whether financial or otherwise) filed with the Commission; and



                    (iii) such other information as you may from time to time reasonably request regarding the financial condition and operations of the Company including, but not limited to, copies of operating statements of properties acquired by the Company.



               (i) Use of Proceeds. The Company will apply the proceeds from the sale of the Shares as stated in the Prospectus or, if for any reason whatsoever all or a portion of the proceeds of the Offering are not applied or committed for use as stated within 12 months of the Termination Date, the Company shall promptly return those proceeds from the sale of the Shares not so applied or committed as stated in the Prospectus, with interest, to the subscribers, each subscriber sharing in the return in the ratio that the number of the Shares owned by such subscriber bears to the total number of the Shares owned by all subscribers.



               (j) Organization and Offering Expenses. In no event shall the total of the organizational expenses and expenses of the Offering to be paid directly by the Company exceed 15% of the gross proceeds of the Offering.



          4. COVENANTS OF THE DEALER MANAGER. You covenant and agree with the Company on your behalf and on behalf of the Soliciting Dealers as follows:



               (a) Compliance with Laws. With respect to your participation and the participation by each Soliciting Dealer in the offer and sale of the Shares (including, without limitation any resales and transfers of Shares), you agree, and each Soliciting Dealer agrees, to comply and shall comply with any applicable requirements of the Act, the Securities Exchange Act of 1934, as amended, and the published rules and regulations of the Commission thereunder, and the applicable state securities or blue sky laws, and the Rules of the NASD, specifically including, but not in any way limited to, Rules 2440, 2730, 2740, and 2750 therein. In particular, you agree not to deliver the sales literature (as defined above) to any person prior to the Effective Date and, after the Effective Date, not to deliver the sales literature to any person unless the sales literature is accompanied or preceded by the Prospectus. In addition, you shall, in accordance with applicable law or as prescribed by any state securities administrator, provide or cause Soliciting Dealers to provide to any prospective investor copies of any prescribed document which is part of the Registration Statement. If you intend to use electronic delivery means in the distribution of the Prospectus to any person, you represent and agree that you will comply with all appropriate procedures in compliance with requirements of the Commission.



               With respect to your and each Soliciting Dealer's participation in any resales or transfers of the Shares, you agree, and each Soliciting Dealer agrees, to comply and shall comply with any applicable requirements as set forth above. In addition, you and each Soliciting Dealer agree that should you or they assist with the resale or transfer of the Shares, you and each Soliciting Dealer will fulfill the obligations pursuant to Sections 3(b) and 4(d) of Rule 2810 of the Rules of the NASD.



               (b) No Additional Information. In offering the Shares for sale, you and each Soliciting Dealer shall not give or provide any information or make any representation other than those contained in the Prospectus, the sales literature or any other document provided to you for such purpose by the Company.



               (c) Sales of Shares. You and each Soliciting Dealer shall solicit purchases of the Shares only in the jurisdictions in which you and such Soliciting Dealer are legally qualified to so act and in which you and each Soliciting Dealer have been advised by the Company that such solicitations can be made.



               (d) Subscription Agreement. Subscriptions will be submitted by you and each Soliciting Dealer to the Company only on the form which is included as Appendix C to the Prospectus or as such form of Subscription Agreement may be revised by the Company. You and each Soliciting Dealer understand and acknowledge that the Subscription Agreement must be executed by the subscriber. In addition, you and each Soliciting Dealer shall ensure that no Subscription Agreement is presented to the Company for acceptance until at least five (5) business days after the date on which the subscriber received the Prospectus.



               (e) Suitability. In offering the Shares to any person, you and each Soliciting Dealer shall have reasonable grounds to believe (based on such information as the investment objectives, other investments, financial situation and needs of the person or any other information known by you after due inquiry) that: (i) such person has the capability of understanding the fundamental aspects of the Company, which capacity may be evidenced by the following: (A) the nature of employment experience; (B) educational level achieved; (C) access to advice from qualified sources, such as attorneys, accountants and tax advisors; and (D) prior experience with investments of a similar nature;

          (ii) such person has apparent understanding of: (A) the fundamental risks and possible financial hazards of this type of investment; (B) the lack of liquidity of this investment; (C) the Advisor's role in directing or managing the investment; and (D) the tax consequences of the investment; and (iii) such person has the financial capability to invest in the Company and you or each Soliciting Dealer (as the case may be) shall maintain records disclosing the basis upon which you and each Soliciting Dealer determined the suitability of any persons offered Shares. Notwithstanding the foregoing, you and each Soliciting Dealer shall have reasonable grounds to believe that such person has either: (a) a minimum annual gross income of $45,000 and a minimum net worth (exclusive of home, home furnishing and automobiles) of $45,000; or (b) a minimum net worth (determined with the foregoing exclusions) of $150,000. Suitability standards are higher in certain states as set forth in the Subscription Agreement and the Prospectus. You and/or the Soliciting Dealers shall maintain, for at least six years, a record of the information obtained to determine that an investor meets the suitability standards imposed on the offer and sale of the Shares (both at the time of the initial subscription and at the time of any additional subscriptions) and a representation of the investor that the investor is investing for the investor's own account or, in lieu of such representation, information indicating that the investor for whose account the investment was made met the suitability standards.



               (f) Due Diligence. Prior to offering the Shares for sale, you and each Soliciting Dealer shall have conducted an inquiry such that you have reasonable grounds to believe, based on information made available to you by the Company through the Prospectus or other materials, that all material facts are adequately and accurately disclosed and provide a basis for evaluating the purchase of the Shares. In determining the adequacy of disclosed facts pursuant to the foregoing, you and each Soliciting Dealer may obtain, upon request, information on material facts relating at a minimum to the following:



                    (1) items of compensation;



                    (2) Company properties;



                    (3) tax aspects;



                    (4) conflicts and risk factors; and



                    (5) appraisals and other pertinent reports.

          Notwithstanding the foregoing, you and each Soliciting Dealer may rely upon the results of an inquiry conducted by another Soliciting Dealer, provided that:



                    (i) such Soliciting Dealer has reasonable grounds to believe that such inquiry was conducted with due care;



                    (ii) the results of the inquiry were provided to you with the consent of the Soliciting Dealer conducting or directing the inquiry; and



                    (iii) no Soliciting Dealer that participated in the inquiry is an affiliate of the Company or the Advisor.



               (g) Offering Price Adjustment. If, after the Effective Date, the Company shall adjust the initial purchase price of $10.00 per Share for the 150,000,000 Shares to be offered for sale on a "best efforts" basis in the Offering, you agree (and each Soliciting Dealer agrees) that the total of all compensation payable to the Dealer Manager as provided in Section 2(d) above, shall be adjusted proportionally. In no event shall the total of all such compensation paid to you and to all Soliciting Dealers (i.e., the aggregate of the selling commission and the marketing contribution and due diligence expense allowance) exceed nine and one-half percent (9.5%) of the total of all subscription proceeds received by the Company.



Prior to the sale of the Shares, you and each Soliciting Dealer shall inform the prospective purchaser of all pertinent facts relating to the liquidity and marketability of the Shares during the term of the investment.



          5. EXPENSES. The Company agrees with you that, whether or not the transactions contemplated in this Agreement are consummated, the Company will pay all actual fees and expenses incident to the performance of its obligations under this Agreement, including, but not limited to:



               (a)  the Commission's registration fee;



               (b) expenses of printing the Registration Statement, the Prospectus and any amendment or supplement thereto and the expense of furnishing to you copies of the Registration Statement, the Prospectus and any amendment or supplement thereto as herein provided;



               (c) fees and expenses of its and your accountants and counsel in connection with the Offering contemplated by this Agreement;

               (d) fees and expenses incurred in connection with any required filing with the NASD;



               (e) all of your expenses in connection with the Offering, subject to the limitations contained in the Prospectus, including, but not limited to, the travel expenses and similar expenses of your employees and personnel incurred in connection with the Offering; and



               (f) expenses of qualifying the Shares for offering and sale under state blue sky and securities laws, and expenses in connection with the preparation and printing of the Blue Sky Survey.



          In no event, however, will the total of: (a) the selling commissions paid to you (which you may reallow to the Soliciting Dealers) and (b) the marketing contribution and due diligence expense allowance paid to you (which you may reallow to the Soliciting Dealers) and (c) the value attributable to the Soliciting Dealer Warrants, exceed ten and one-half percent (10.5%) of the gross proceeds of the Offering.



          6. CONDITIONS OF OBLIGATIONS. Your obligations hereunder shall be subject to the accuracy of the representations and warranties on the part of the Company contained in Section 1 hereof, the accuracy of the statements of the Company made pursuant to the provisions hereof, to the performance by the Company of its covenants, agreements and obligations contained in Sections 3 and 5 hereof, and to the following additional conditions:



               (a) Effectiveness of Registration Statement. The Registration Statement shall have become effective not later than 5:00 p.m., Chicago, Illinois time, on the day following the date of this Agreement, or such later time and date as you and the Company shall have agreed; no stop order suspending the effectiveness of the Registration Statement shall have been issued by the Commission and, to the best knowledge of the Company or you, no proceedings for that purpose shall have been instituted, threatened or contemplated by the Commission; and any request by the Commission for additional information (to be included in the Registration Statement or Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of you or your counsel.



               (b) Accuracy of Registration Statement. You shall not have advised the Company that the Registration Statement or the Prospectus, or any amendment or any supplement thereto, in the reasonable opinion of you or your counsel, contains any untrue statement of fact which is material, or omits to state a fact which is material and is required to be stated therein or is necessary to make the statements therein not misleading.

          7.   INDEMNIFICATION.



               (a) The Company agrees to indemnify and hold harmless you, each Soliciting Dealer and each person, if any, who controls you or any Soliciting Dealer within the meaning of the Act (collectively, the "Indemnified Parties"), against any and all loss, liability, claim, damage and expense whatsoever caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus or any amendment or supplement thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Such indemnification shall be subject to the provisions of Sections 7(b) and (c) of this Agreement.



               The Company shall not provide indemnification for any liability or loss suffered by you, nor shall it provide that you be held harmless for any liability suffered by the Company unless all of the following conditions are met: (i) the party seeking indemnification has determined, in good faith, that its course of conduct, if such course of conduct caused the loss or liability, was in the best interests of the Company; (ii) the person seeking indemnification was acting on behalf of or performing services on behalf of the Company;
          (iii) such liability or loss was not the result of negligence or misconduct on the part of the party seeking indemnification or the Indemnified Party; and (iv) such indemnification or agreement to be held harmless is recoverable only out of the assets of the Company and not from the Stockholders.



               In no case shall the Company be liable under this indemnity agreement with respect to any claim made against any of the Indemnified Parties unless the Company shall have been notified in writing (in the manner provided in Section 10 hereof) of the nature of the claim within a reasonable time after the assertion thereof; but the failure to so notify the Company shall not relieve the Company from any liability which the Company would have incurred otherwise than on account of this indemnity agreement. The Company shall be entitled to participate, at its own expense, in the defense of, or if it so elects within a reasonable time after receipt of such notice, to assume the defense of any claim or suit for which any of the Indemnified Parties seek indemnification hereunder. If the Company elects to assume said defense, such defense shall be conducted by counsel chosen by it and reasonably satisfactory to the Indemnified Parties.

               In the event that the Company elects to assume the defense of any such suit and retains such counsel, the Company shall not be liable under this Section 7 to the Indemnified Parties in the suit for any legal or other expenses subsequently incurred by the Indemnified Parties, and the Indemnified Parties shall bear the fees and expenses of any additional counsel retained by the Indemnified Parties unless:
          (A) the employment of counsel by the Indemnified Party has been authorized by the Company; or (B) the Company shall not in fact have employed counsel to assume the defense of such action, in either of which events such fees and expenses shall be borne by the Company.



               The Company may advance amounts to the Indemnified Parties for legal and other expenses and costs incurred as a result of any legal action for which indemnification is being sought only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services by one or more Indemnified Parties for or on behalf of the Company; (ii) the legal action is initiated by a third party who is not a Stockholder and a court of competent jurisdiction specifically approves such advancement; and (iii) the Indemnified Parties receiving such advances undertake to repay the advanced funds to the Company, together with the applicable legal rate of interest thereon, in cases in which such Indemnified Parties are thereafter found not to be entitled to indemnification.



               Notwithstanding the foregoing provisions of this Section 7, the Company will not be liable in any such case to the extent that any loss, liability, claim, damage or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by or on behalf of you or any Soliciting Dealer for use in the preparation of the Registration Statement (or any amendment thereof) or the Prospectus (or any supplement thereto). The foregoing indemnity agreement is subject to the further condition that, insofar as it relates to any untrue statement, alleged untrue statement, omission or alleged omission made in the Prospectus but eliminated or remedied in any amendment or supplement thereto, such indemnity agreement shall not inure to your benefit or to any Soliciting Dealer from whom the person asserting any loss, liability, claim, damage or expense purchased the Shares which are the subject thereof (or to the benefit of any person who controls you or any Soliciting Dealer), if a copy of the Prospectus as so amended or supplemented was not sent or given to such person at or prior to the time the subscription of such person was accepted by the Company; but only if a copy of the Prospectus (as so amended or supplemented) had been supplied by the Company to you or any

          Soliciting Dealer prior to such acceptance. This indemnity agreement will be in addition to any liability which the Company may otherwise have.



               (b) The indemnification and agreement to hold harmless provided in subparagraph (a) of this Section 7 is further limited to the extent that no such indemnification by the Company of you or a Soliciting Dealer shall be permitted under this Agreement for or arising out of an alleged violation of federal or state securities laws unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations by you or any Soliciting Dealer and a court of competent jurisdiction has approved indemnification of the litigation costs; (ii) such claims against you or any Soliciting Dealer have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court has approved indemnification of the litigation costs; or (iii) a court of competent jurisdiction approves a settlement of the claims against you or any Soliciting Dealer and finds that indemnification of the settlement and related costs should be made and the court considering the request has been advised of the position of the Commission and of the published positions of the Tennessee Securities Division and any other state securities regulatory authority in which securities of the Company were offered and sold respecting the availability and/or propriety of indemnification for securities law violations.



               (c) You and each Soliciting Dealer agree to indemnify and hold harmless the Company, and each person, if any, who controls the Company within the meaning of the Act and any controlling person of the Company: (i) to the same extent as in the foregoing indemnity from the Company to you and each Soliciting Dealer, but only with reference to statements or omissions based upon the information relating to you or any Soliciting Dealer furnished in writing by you or such Soliciting Dealer or on your or their behalf for use in the Registration Statement or the Prospectus, or any amendment or supplement thereto; and (ii) for any violation by you or any Soliciting Dealer in the sale of the Shares of any applicable state or federal law or any rule, regulation or instruction thereunder, provided that such violation is not committed in reliance on any violation by the Company of such law, rule, regulation or instruction.



               You and each Soliciting Dealer further agree to indemnify and hold harmless the Company and any controlling person of the Company against any losses, liabilities, claims, damages or expenses to which the Company or any such controlling person may become subject under the securities or blue sky laws of any jurisdiction insofar as such losses, liabilities, claims, damages or expenses (or actions, proceedings or investigations in respect thereof) arise by reason of a sale of the Shares through the efforts of you (with respect to sales effected without the assistance of a Soliciting Dealer) or a Soliciting Dealer (with respect to sales effected by such Soliciting Dealer) which is effected other than in accordance with the Blue Sky Survey supplied to you by the Company (a "NonPermitted Sale"), whether such NonPermitted Sale is caused by a sale in a jurisdiction other than those specified in the Blue Sky Survey, by a sale in a jurisdiction in which you or the Soliciting Dealer is not registered to sell the Shares or which results in a sale in a jurisdiction in excess of the number of Shares permitted to be sold in such jurisdiction, and will reimburse the Company or any such controlling person for any legal fees, monetary penalties or other expenses reasonably incurred by any of them in connection with investigating, curing or defending against any such losses, liabilities, claims, damages, actions, proceedings or investigations. This indemnity agreement will be in addition to any liability which you or any Soliciting Dealer may otherwise have.



               (d) The notice provisions contained in Section 7(a) hereof, relating to notice to the Company, shall be equally applicable to you and each Soliciting Dealer if the Company or any controlling person of the Company seeks indemnification pursuant to Section 7(c) hereof. In addition, you and each Soliciting Dealer may participate in the defense, or assure the defense, of any such suit so sought under
          Section 7(c) hereof and have the same rights and privileges as the Company enjoys with respect to such suits under Section 7(a) hereof.



          8. TERMINATION OF THIS AGREEMENT. This Agreement may be terminated by you in the event that the Company shall have materially failed to comply with any of the material provisions of this Agreement on its part to be performed at or prior to the Effective Date or if any of the representations, warranties, covenants or agreements of the Company herein contained shall not have been materially complied with or satisfied within the times specified.



          In any case, this Agreement shall terminate at the close of business on the Termination Date. Termination of this Agreement pursuant to this Section 8 shall be without liability of any party to any other party other than as provided in Sections 5 and 7 hereof, which shall survive such termination.



          9. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements contained in this Agreement or contained in certificates of the Company submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of you or any person who controls you, or by or on behalf of the Company, and shall survive the Termination Date.



          10. NOTICES. All communications hereunder shall be in writing and, if sent to you, shall be mailed by registered mail or delivered, telefacsimilied or telegraphed and confirmed in writing to Inland Securities Corporation, 2901 Butterfield Road, Oak Brook, Illinois 60523, (Attention: Ms. Brenda G. Gujral, President) and, if sent to the Company, shall be mailed by registered mail or delivered, telefacsimilied or telegraphed and confirmed in writing to Inland Retail Real Estate Trust, Inc., 2901 Butterfield Road, Oak Brook, Illinois 60523, (Attention: Ms. Roberta S. Matlin, Vice President).



          11. REFERENCE TO INLAND SECURITIES CORPORATION. All references herein to Inland Securities Corporation or the Dealer Manager hereunder shall be deemed to include all successors and assigns of Inland Securities Corporation.



          12. PARTIES. This Agreement shall inure to the benefit of and be binding upon you, the Company and the successors and assigns of you and the Company. This Agreement and the conditions and provisions hereof, are intended to be and shall be for the sole and exclusive benefit of the parties hereto and their respective successors and controlling persons, and for the benefit of no other person, firm or corporation, and the term "successors and assigns," as used herein, shall not include any purchaser of Shares as such.



          13. APPLICABLE LAW. This Agreement and any disputes relative to the interpretation or enforcement hereto shall be governed by and construed under the internal laws, as opposed to the conflicts of laws provisions, of the State of Illinois.



          14. EFFECTIVENESS OF AGREEMENT. This Agreement shall become effective at 5:00 p.m., Chicago, Illinois time, on the Effective Date, or at such earlier time as you and the Company agree.



          15. NOT A SEPARATE ENTITY. Nothing contained herein shall constitute you and/or the Soliciting Dealers or any of them an association, partnership, limited liability company, unincorporated business or other separate entity.



                   REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.

          If the foregoing is in accordance with your understanding of our agreement, kindly sign and return it to us, whereupon this instrument will become a binding agreement between you and the Company in accordance with its terms.



                                     Inland Retail Real Estate Trust, Inc.,
                                     a Maryland corporation



                                     By:    /s/ Robert D. Parks
                                            ------------------------------------
                                     Title: Chairman
                                            ------------------------------------
Accepted as of the date
first above written:



Inland Securities Corporation





By:    /s/ Brenda Gail Gujral
       ---------------------------
Title: President
       ---------------------------

                      EXHIBIT A TO DEALER MANAGER AGREEMENT



                      INLAND RETAIL REAL ESTATE TRUST, INC.



                      FORM OF SOLICITING DEALERS AGREEMENT



Ladies and Gentlemen:



          We have entered into an agreement (the "Dealer Manager Agreement") which is a part hereof and attached hereto, with Inland Retail Real Estate Trust, Inc., a Maryland corporation (the "Company"), under which we have agreed to use our best efforts to solicit subscriptions for the shares of common stock (the "Shares") in the Company. The Company is offering to the public an aggregate maximum of up to 150,000,000 Shares at a price of $10 per Share on a "best efforts" basis, up to 12,000,000 Shares issued pursuant to the Company's distribution reinvestment program at a price of $9.50 per Share and 6,000,000 warrants issuable to us and to you (the "Soliciting Dealer Warrants") (and Shares issuable on exercise of the Soliciting Dealer Warrants) which are issuable in certain circumstances in connection with the sale of Shares (the "Offering").



          In connection with the performance of our obligations under Section 2 of the Dealer Manager Agreement, we are authorized to retain the services of securities dealers who are members of the National Association of Securities Dealers, Inc. (the "Soliciting Dealers") to solicit subscriptions. You are hereby invited to become a Soliciting Dealer and, as such, to use your best efforts to solicit subscribers for Shares, in accordance with the following terms and conditions:



          1. A registration statement (the "Registration Statement") with respect to the 168,000,000 Shares and the Soliciting Dealer Warrants has been filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), and has become effective. The 168,000,000 Shares, the Soliciting Dealer Warrants and the Offering are more particularly described in the enclosed prospectus (the "Prospectus") which is part of the Registration Statement. Additional copies of the Prospectus will be supplied to you in reasonable quantities upon request and may be provided to you in electronic version by us or by the Company. We will also provide you with reasonable quantities of any supplemental literature prepared by the Company in connection with the offering of the Shares (the "Offering").



          2. Solicitation and other activities by the Soliciting Dealers hereunder shall be undertaken only in accordance with the Dealer Manager Agreement, this Agreement, the Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the applicable rules and regulations of the Commission, the Blue Sky Survey hereinafter referred to and the Rules of the National Association of Securities Dealers, Inc. (the "NASD"), specifically including, but not in any way limited to, NASD Rules 2440, 2730, 2740, and 2750. In offering the sale of Shares to any person, each Soliciting Dealer shall have reasonable grounds to believe (based on such information as the investment objectives, other investments, financial situation and needs of the person or any other information known by you after due inquiry) that: (i) such person is or will be in a financial position appropriate to enable such person to realize to a significant extent the benefits described in the Prospectus and has a net worth sufficient to sustain the risks inherent in the program, including loss of investment and lack of liquidity; (ii) the purchase of the Shares is otherwise suitable for such person, and each Soliciting Dealer shall maintain records disclosing the basis upon which each

Soliciting Dealer determined the suitability of any persons offered Shares; and
(iii) such person has either: (a) a minimum annual gross income of $45,000 and a minimum net worth (exclusive of home, home furnishings and automobiles) of $45,000; or (b) a minimum net worth (determined with the foregoing exclusions) of $150,000.



          If the investor is a resident of Michigan, Iowa, Massachusetts, Missouri, Oregon or Tennessee, the investor must have either: (i) a minimum net worth (excluding home, home furnishings and automobiles) of $225,000; or (ii) a minimum annual gross income of $60,000 and a minimum net worth (exclusive of home, home furnishings and automobiles) of $60,000.



          If the investor is a resident of Maine, the investor must have either:
(i) a minimum net worth (excluding home, home furnishings and automobiles) of $200,000; or (ii) a minimum annual gross income of $50,000 and a minimum net worth (exclusive of home, home furnishings and automobiles) of $50,000.



          In addition, if the investor is a resident of Kansas, Ohio or Pennsylvania, the investment may not exceed 10% of the investor's liquid net worth.



          Each Soliciting Dealer agrees: (i) to deliver to each person who subscribes for the Shares, a Prospectus, as then supplemented or amended, prior to the tender of his subscription agreement (the "Subscription Agreement"); (ii) to comply promptly with the written request of any person for a copy of the Prospectus during the period between the effective date of the Registration Statement and the later of the termination of the distribution of the Shares or the expiration of 40 days after the first date upon which the Shares were offered to the public; (iii) to deliver in accordance with applicable law or as prescribed by any state securities administrator to any person a copy of any prescribed document included within the Registration Statement; and (iv) to maintain in its files for at least six years, documents disclosing the basis upon which the determination of suitability was reached as to each purchaser of Shares. If any such Soliciting Dealer intends to use electronic delivery means in distributing the Prospectus to any person, such Soliciting Dealer represents and agrees that it will comply with all appropriate procedures in compliance with requirements of the Commission.



          3. Subject to the terms and conditions set forth herein and in the Dealer Manager Agreement, the Company shall pay to you a selling commission of 7% of the price paid per Share for all Shares sold (except for Special Sales) from the 150,000,000 Shares offered on a "best efforts" basis for which you have acted as Soliciting Dealer pursuant to this Agreement. Soliciting Dealers will also receive, subject to applicable federal and state securities laws, one Soliciting Dealer Warrant for each 25 Shares sold by such Soliciting Dealer during the Offering (the "Warrants"), which Warrants will be reallowed from the Inland Securities Corporation, as the dealer manager (the "Dealer Manager"), from the Warrants issued and sold to it by the Company for a purchase price of $.0008 per Warrant. The Company will not issue more than 6,000,000 of the Warrants in connection with the Offering of the Shares. The Warrants will be issued quarterly commencing 60 days after the date on which Shares are first sold pursuant to the Offering. In making a request that the Company or the Dealer Manager transfer Warrants, you hereby represent that the transfer of such Warrants to you is permissible and proper under applicable state securities laws for sales of Shares to residents of the appropriate state(s). All Shares sold by the Company in the Offering, other than through the distribution reinvestment program will be included in the computation of the number of Shares sold to determine the number of Soliciting Dealer Warrants to be issued. The holder of a Warrant will be entitled to purchase one Share from the Company at a price of $12 (or 120% of the public offering price per Share, if the then current offering price of Shares in the Offering is higher than $10 per Share) during the time period beginning one year from the date of the first issuance of any of the Soliciting Dealer Warrants and ending five years from the date of such first issuance (the "Exercise Period"). If a Soliciting Dealer Warrant has not been exercised by the end of the Exercise Period, it will terminate and the holder thereof will have no further rights thereunder. Soliciting Dealers should consult their tax advisors regarding the income tax aspects of receiving and/or exercising the Soliciting Dealer Warrants.



          Subject to certain conditions and exceptions explained below, investors making an initial cash investment of at least $250,010 through the same Soliciting Dealer may receive a reduction of the customary 7% selling commission payable in connection with the purchase of those Shares in accordance with the following schedule:



                              Amount of Purchaser's Investment
    Amount of Selling     ----------------------------------------   Maximum Commission
     Volume Discount          From                    To                  Per Share
    -----------------     -----------        ---------------------   ------------------
            1%            $   250,010                     $500,000            6%
            2%            $   500,010                   $1,000,000            5%
            3%            $ 1,000,010                   $2,500,000            4%
            4%            $ 2,500,010                   $5,000,000            3%
            5%            $ 5,000,010                  $10,000,000            2%
            6%            $10,000,010        more than $10,000,010            1%



          Any reduction in the amount of the selling commissions in respect of volume discounts received will be credited to the investor in the form of additional whole shares or fractional shares. Selling commissions will not be paid on any such whole shares or fractional shares issued for a volume discount.



          The agreement between the subscriber and the Soliciting Dealer as to the method of effecting the volume discount and the amount of the volume discount must be set forth in writing in an instrument satisfactory in form and substance to the Company and to the Dealer Manager.



          Certain purchases may be combined for the purpose of qualifying for a volume discount and crediting a purchaser or purchasers with additional Shares for the above described volume discount, and for determining commissions reallowable to you, so long as all such combined purchases are made through you and approved by the Company. A purchaser may combine subscriptions made in the Offering with other subscriptions in the Offering or with subscriptions from the Company's initial public offering pursuant to its registration statement declared effective by the Commission on February 11, 1999 and its subsequent public offering pursuant to its registration statement declared effective by the Commission on February 1, 2001, for the purpose of computing amounts invested. Purchases by spouses may be combined and purchases by any investor may be combined with other purchases of Shares to be held as joint tenants or a tenant in common by such investor with others for purposes of computing amounts invested. Purchases by tax-exempt entities may only be combined with purchases by other tax-exempt entities for purposes of computing amounts invested only if investment decisions are made by the same Person, provided that if the investment decisions are made by an independent investment adviser, that investment adviser may not have any direct or indirect beneficial interest in any of the tax-exempt entities whose purchases are sought to be combined. The investor must mark the "Additional Investment" space on the Subscription Agreement Signature Page in order for purchases to be combined. The Company is not responsible for failing to combine purchases, where the investor fails to mark the "Additional Investment" space.



          If the Subscription Agreements for the purchases to be combined are submitted at the same time, then the additional Shares to be credited to the purchasers as a result of such combined purchases will be credited on a pro rata basis. If the Subscription Agreements for the purchases to be combined are not submitted at the same time, then any additional Shares to be credited as a result of such combined purchases will be credited to the last component purchase, unless the Company is otherwise directed in writing at the time of such submission; except however, the additional Shares to be credited to any Tax-Exempt Entities whose purchases are combined for purposes of the volume discount will be credited only on a pro rata basis based on the amount of the investment of each Tax-Exempt Entity and their combined purchases.



          Notwithstanding the preceding paragraphs, in no event shall any investor receive a discount greater than 5% on any purchase of Shares if such investor already owns, or may be deemed to already own, any Shares. This restriction may limit the amount of the volume discount available to a purchaser after the purchaser's initial purchase and the amount of additional Shares that may be credited to a purchaser as a result of the combination of purchases.



          In the event the dollar amount of commissions paid for such combined purchases exceeds the maximum commissions for such combined purchases (taking the volume discount into effect), you will be obligated to forthwith return to the Dealer Manager (for credit to the Company) any excess commissions received. The Dealer Manager may adjust any future commissions due to you for any such excess commissions that have not been returned.



          You (and other Soliciting Dealers) also may receive an amount equal to a maximum of an additional 1.5% of the price per Share for all Shares sold (except for certain Special Sales) from the 150,000,000 Shares offered on a "best efforts" basis for which you have acted as Soliciting Dealer hereunder, as a sales credit (as described in the following paragraph) (equal to 1%) and due diligence expense allowance (equal to 0.5%). However, except to the extent set forth below, such amounts will only be paid to a Soliciting Dealer for actual marketing and due diligence expenses. Furthermore, you (and other Soliciting Dealers) will not be paid any portion of the wholesaling fees paid in connection with the Offering. Such wholesaling fees and the sales credit described in the following paragraph are included within the maximum Marketing Contribution.



          You (and other Soliciting Dealers) who sell more than a predetermined number of Shares (to be determined by the Dealer Manager annually on a calendar year basis) shall be entitled to receive a sales credit in the amount of 1% of the price of all Shares sold by that Soliciting Dealer, which amount(s) shall be paid quarterly, in arrears, upon first reaching the predetermined annual threshold and each quarter thereafter during the calendar year in which the Soliciting Dealer is credited with additional sales. Certain marketing and due diligence expenses such as Soliciting Dealer conferences and due diligence fees may be advanced to a Soliciting Dealer and later deducted from that Soliciting

Dealer's sales credit. Any sales credit shall be deducted from the maximum Marketing Contribution, which may otherwise be reallowable to the Soliciting Dealer.



          You (and other Soliciting Dealers) may reallow any portion of the above sales credit to its registered representatives as is permitted under applicable law and regulations including, without limitation, the federal and any applicable state securities laws, any rules and/or regulations thereunder and the rules and regulations of the NASD.



          In connection with the performance of services, employees, Directors and associates of the Company and its Affiliates, the Advisor, Affiliates of the Advisor, the Dealer Manager and their respective officers and employees and certain of their affiliates will be permitted to purchase Shares, as Special Sales, net of selling commissions, the Marketing Contribution and the Due Diligence Expense Allowance, and you shall not be entitled to receive any compensation attributable to any such purchase(s).



          Certain other Special Sales shall be effected directly by the Company and not pursuant to this Agreement, and no selling commission shall be payable in connection with such Special Sales, including sales to one or more Soliciting Dealers and their respective officers and employees and certain of their respective affiliates who request and are entitled to purchase Shares net of selling commissions. Furthermore, no selling commission shall be payable on the Shares credited to an investor as a result of a volume discount or on sales of Shares to certain investors whose contracts for investment advisory and related brokerage services include a fixed or "wrap" fee feature. The term "Special Sales" shall have the meaning ascribed to it in the Prospectus. The Marketing Contribution and Due Diligence Expense Allowance will, however, be allowed and paid with respect to those sales which are "Special Sales" solely by virtue of
(a) the presence of a contract for investment advisory and related brokerage services with the proposed investor/subscriber which includes a fixed or "wrap" fee feature, (b) being sales to the Soliciting Dealers and their respective officers and employees and certain of their respective affiliates who request and are entitled to purchase Shares net of selling commissions, and (c) being sales of Shares which are entitled to a volume discount, including the Shares credited to an investor as a result of a volume discount. Any subsequent purchases of Shares by investors who initially purchased Shares net of the 7% selling commission are limited to a maximum discount of 5% of the public offering price per Share.



          Your compensation may also be adjusted in the manner set forth in
Section 4(g) of the Dealer Manager Agreement.



          Notwithstanding the foregoing, it is understood and agreed that no commission shall be payable with respect to particular Shares if the Company rejects a proposed subscriber's Subscription Agreement, which it may do, as provided in the form of Subscription Agreement for any reason or for no reason. Accordingly, you shall have no authority to issue a confirmation (pursuant to Exchange Act Rule 10b-10) to any subscriber; such authority residing solely in us, as the Dealer Manager and processing broker-dealer.



          Certain subscribers to the Company's Shares may agree with their participating Soliciting Dealer and the Dealer Manager to have selling commissions due with respect to the purchase of their Shares paid over a period of up to six years pursuant to a deferred commission option arrangement

(the "Deferred Commission Option"), as more fully explained, and subject to the conditions set forth, under the section "Plan of Distribution--Deferred Commission Option" in the Company's Prospectus, which section is incorporated by reference herein. Stockholders electing the Deferred Commission Option will be required to pay a total of $9.40 per Share purchased upon subscription, rather than $10.00 per Share, with respect to which $0.10 per Share will be payable by the Company to the Dealer Manager as selling commissions due upon subscription, which may be reallowed to the participating Soliciting Dealer by the Dealer Manager. For each of the six years following such subscription on a date or dates to be determined by the Dealer Manager, $0.10 per Share will be paid by the Company to the Dealer Manager as deferred selling commissions with respect to Shares sold pursuant to the Deferred Commission Option, which amounts will be deducted from and paid out of cash distributions otherwise payable to such stockholders holding such Shares, and may be reallowed to the participating Soliciting Dealer by the Dealer Manager. The net proceeds to the Company will not be affected by the election of the Deferred Commission Option. Under this arrangement and based on a $10.00 per Share deemed value for each Share issued, a stockholder electing the Deferred Commission Option will pay a 1% selling commission upon subscription, rather than a 7% selling commission, and an amount equal to up to a 1% selling commission per year thereafter for up to the next six years which will be deducted from and paid by the Company out of cash distributions otherwise payable to such stockholder.



          As in any volume discount situation, selling commissions are not paid on any Shares issued for a volume discount. Therefore, when the deferred commission option is used, no deductions will be made for deferred commission obligations from cash distributions payable on the Shares issued for a volume discount, because there will not be any deferred commission obligation as to those particular Shares. The number of Shares issued, if any, for a volume discount, will be determined as described above in Section 2(d)(i) of the Agreement.



          At such time, if any, that the Company's Shares are listed on a national securities exchange or included for quotation on a national market system, or such listing or inclusion is reasonably anticipated to occur at any time prior to the satisfaction of the remaining deferred commission obligations, the Company shall accelerate all outstanding payment obligations under the Deferred Commission Option. The amount of the remaining selling commissions due shall be deducted and paid by the Company out of cash distributions otherwise payable to such Stockholders during the time period prior to any such listing of the Shares for trading on a national securities exchange or inclusion for quotation on a national market system; provided that, in no event may the Company withhold in excess of $0.60 per Share in the aggregate during the six-year period following the subscription. The maximum amount that may be withheld and the maximum number of years for which selling commissions may be deferred will be lower when the volume discount provisions are also applicable and less than 6% of the selling commissions are deferred. To the extent that the cash distributions during such time period are insufficient to satisfy the remaining deferred selling commissions due, the obligations of the Company and the Company's Stockholders to make any further payments of deferred selling commissions under the Deferred Commission Option shall terminate and the Dealer Manager (and participating Soliciting Dealers if the deferred selling commissions are reallowed to them by the Dealer Manager) will not be entitled to receive any further portion of the unpaid deferred selling commissions following any such listing for trading or inclusion for quotation of the Shares.

          4. We reserve the right to notify you by telegram or by other means of the number of Shares reserved for sale by you. Such Shares will be reserved for sale by you until the time specified in our notification to you. Sales of any reserved Shares after the time specified in the notification to you or any requests for additional Shares will be subject to rejection in whole or in part.



          5. Payments for Shares shall be made by checks payable to "LBNA/Escrow Agent for IRRET" and forwarded together with a copy of the Subscription Agreement, which is attached as Appendix C to the Prospectus or such other form of Subscription Agreement as may be revised by the Company, executed by the subscriber, to Inland Securities Corporation, 2901 Butterfield Road, Oak Brook, Illinois 60523, not later than noon of the next business day after receipt of such Subscription Agreement and check (when your internal supervisory procedures are completed at the site at which the Subscription Agreement and check were received by you) or, when your internal supervisory procedures are performed at a different location (the "Final Review Office"), you shall transmit the check and Subscription Agreement to the Final Review Office by the end of the next business day following your receipt of the Subscription Agreement and check. The Final Review Office will, by the end of the next business day following its receipt of the Subscription Agreement and check, forward both the Subscription Agreement and check to the Dealer Manager as processing broker-dealer. If any Subscription Agreement solicited by you is rejected by the Company, the Subscription Agreement and check will be forwarded to the escrow agent for prompt return to the rejected subscriber.



          6. We will inform you as to the jurisdictions in which we have been advised by the Company that the Shares have been qualified for sale or are exempt under the respective securities or "blue sky" laws of such jurisdictions; but we have not assumed and will not assume any obligation or responsibility as to your right to act as a broker and/or dealer with respect to the Shares in any such jurisdiction. You agree that you will not make any offers except in states in which we may advise you that the Offering has been qualified or is exempt and further agree to assure that each person to whom you sell Shares (at both the time of the initial purchase as well as at the time of any subsequent purchases) meets any special suitability standards which apply to sales in a particular jurisdiction, as described in the Blue Sky Survey and the Subscription Agreement. Neither we nor the Company assumes any obligation or responsibility in respect of the qualification of the Shares covered by the Prospectus under the laws of any jurisdiction or your qualification to act as a broker and/or dealer with respect to the Shares in any jurisdiction. The Blue Sky Survey which has been or will be furnished to you indicates the jurisdictions in which it is believed that the offer and sale of Shares covered by the Prospectus is exempt from, or requires action under, the applicable blue sky or securities laws thereof, and what action, if any, has been taken with respect thereto.



          It is understood and agreed that under no circumstances will you, as a Soliciting Dealer, engage in any activities hereunder in any jurisdiction in which you may not lawfully so engage or in any activities in any jurisdiction with respect to the Shares in which you may lawfully so engage unless you have complied with the provisions hereof.



          7. Neither you nor any other person is authorized by the Company or by us to give any information or make any representations in connection with this Agreement or the offer of Shares other than those contained in the Prospectus, as then amended or supplemented, or any sales literature approved by us and the Company. You agree not to publish, circulate or otherwise use any other advertisement or solicitation material without our prior written approval. You are not authorized to act as our agent in any respect, and you agree not to act as such agent and not to purport to act as such agent.



          8. We shall have full authority to take such action as we may deem advisable with respect to all matters pertaining to the Offering or arising thereunder. We shall not be under any liability (except for (i) our own lack of good faith and (ii) for obligations expressly assumed by us hereunder) for or in respect of the validity or value of or title to, the Shares; the form of, or the statements contained in, or the validity of, the Registration Statement, the Prospectus or any amendment or supplement thereto, or any other instrument executed by Inland Retail Real Estate Advisory Services, Inc., the Company's advisor (the "Advisor"), the Company or by others; the form or validity of the Dealer Manager Agreement or this Agreement; the delivery of the Shares; the performance by the Advisor, the Company or by others of any agreement on its or their part; the qualification of the Shares for sale under the laws of any jurisdiction; or any matter in connection with any of the foregoing; provided, however, that nothing in this paragraph shall be deemed to relieve the Company or the undersigned from any liability imposed by the Act. No obligations on the part of the Company or the undersigned shall be implied or inferred herefrom.



          9. Under the Dealer Manager Agreement, the Company has agreed to indemnify you and us and each person, if any, who controls you or us, in certain instances and against certain liabilities, including liabilities under the Act in certain circumstances. You agree to indemnify the Company and each person who controls it as provided in the Dealer Manager Agreement and to indemnify us to the extent and in the manner that you agree to indemnify the Company in such Dealer Manager Agreement.



          10. You hereby authorize and ratify the execution and delivery of the Dealer Manager Agreement by us as Dealer Manager for ourselves and on behalf of the Soliciting Dealers (including you) and authorize us to agree to any variation of its terms or provisions and to execute and deliver any amendment, modification or supplement thereto. Each Soliciting Dealer hereby agrees to be bound by all provisions of the Dealer Manager Agreement relating to Soliciting Dealers. You also authorize us to exercise, in our discretion, all the authority or discretion now or hereafter vested in us by the provisions of the Dealer Manager Agreement and to take all such actions as we may believe desirable in order to carry out the provisions of the Dealer Manager Agreement and of this Agreement.



          11. This Agreement, except for the provisions of Sections 8 and 9 hereof, may be terminated at any time by either party hereto by two days' prior written notice to the other party and, in all events, this Agreement shall terminate on the termination date of the Dealer Manager Agreement, except for the provisions of Sections 8 and 9 hereof.



          12. Any communications from you should be in writing addressed to us at Inland Securities Corporation, 2901 Butterfield Road, Oak Brook, Illinois 60523, Attention: Ms. Brenda G. Gujral, President. Any notice from us to you shall be deemed to have been duly given if mailed, communicated by telegraph or telefacsimile or delivered by overnight courier to you at your address shown below.

          13. Nothing herein contained shall constitute the undersigned, you, the other Soliciting Dealers or any of them as an association, partnership, limited liability company, unincorporated business or other separate entity.



          14. Prior to offering the Shares for sale, you shall have conducted an inquiry such that you have reasonable grounds to believe, based on information made available to you by the Company or the Advisor through the Prospectus or other materials, that all material facts are adequately and accurately disclosed and provide a basis for evaluating a purchase of Shares. In determining the adequacy of disclosed facts pursuant to the foregoing, each Soliciting Dealer may obtain, upon request, information on material facts relating at a minimum to the following:



               (1)   items of compensation;
               (2)   physical properties;
               (3)   tax aspects;
               (4) financial stability and experience of the Company and the Advisor;
               (5)   conflicts and risk factors; and
               (6)   appraisals and other pertinent reports.



          Notwithstanding the foregoing, each Soliciting Dealer may rely upon the results of an inquiry conducted by another Soliciting Dealer, provided that:



               (i) such Soliciting Dealer has reasonable grounds to believe that such inquiry was conducted with due care;



               (ii) the results of the inquiry were provided to you with the consent of the Soliciting Dealer conducting or directing the inquiry; and



               (iii) no Soliciting Dealer that participated in the inquiry is an affiliate of the Company.



          Prior to the sale of the Shares, each Soliciting Dealer shall inform the prospective purchaser of all pertinent facts relating to the liquidity and marketability of the Shares during the term of the investment.



          If the foregoing is in accordance with your understanding and agreement, please sign and return the attached duplicate of this Agreement. Your indicated acceptance thereof shall constitute a binding agreement between you and us.



                                      Very truly yours,



                                      INLAND SECURITIES CORPORATION




                                      By:
                                           -------------------------------------
                                      Title:
                                            ------------------------------------
____________  ___, 2002

          We confirm our agreement to act as a Soliciting Dealer pursuant to all the terms and conditions of the above Soliciting Dealer Agreement and the attached Dealer Manager Agreement. We hereby represent that we will comply with the applicable requirements of the Act and the Exchange Act and the published Rules and Regulations of the Commission thereunder, and applicable blue sky or other state securities laws. We confirm that we are a member in good standing of the NASD. We hereby represent that we will comply with the Rules of the NASD and all rules and regulations promulgated by the NASD.



          Dated:  ____________ ___, 2002




-----------------------------------------------
Name of Soliciting Dealer




-----------------------------------------------
Federal Identification Number



By:
     ------------------------------------
          Authorized Signature



Kindly have checks representing commissions forwarded as follows (if different than above):



(Please type or print)



Name of Firm:
               ---------------------------------------



Address:
          --------------------------------------------
                    Street



          --------------------------------------------
                    City



          --------------------------------------------
                    State and Zip Code



          --------------------------------------------
                    (Area Code) Telephone No.



Attention:
           -------------------------------------------